Exhibit 99.1

Jack in the Box Inc. Reports First Quarter 2022 Earnings

Systemwide sales growth of +0.6%

Same store sales growth of +1.2% for Q1 2022, +13.7% on a two-year basis

26 development agreements signed for 98 restaurants, bringing total restaurants in the development pipeline to 201

SAN DIEGO--(BUSINESS WIRE)--February 23, 2022--Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the first quarter ended January 23, 2022, comprised of growth in systemwide sales and same-store sales.

“We began fiscal 2022 with solid results, including comps on a two-year basis of +13.7%, despite a challenging operating environment for the entire industry,” said Darin Harris, Jack in the Box Chief Executive Officer. “I am proud of the resilience demonstrated by our franchisees, operators and corporate team members in delivering for our guests during a difficult period. We remain highly focused on fundamentals, franchisee health and showing progress on our long-term restaurant growth goals.”

Systemwide sales for the first quarter increased 0.6% driven by positive results in same store sales and partially offset by a slight decline in net restaurants.

System same-store sales increased 1.2%, comprised of franchise same-store sales of 1.4%, with increases in average check partially offset by a decrease in traffic; and Company-operated same-store sales, which declined 0.3% in the first quarter, with decreases in traffic partially offset by increases in average check.

In the first quarter, there were 26 development agreements signed for 98 future restaurants, bringing total agreements to 50 and future restaurant commitments to 201 since the franchise development program launched in mid-2021 — the highest level of restaurant commitments in company history. The company had a first quarter net restaurant decline of ten restaurants, comprised of two openings and twelve closures. The twelve restaurant closures included two company-operated, six related to early terminations and four agreement expirations.

Same-Store Sales:
	16 Weeks Ended
	January 23, 2022	January 17, 2021
Company	(0.3)%	7.5%
Franchise	1.4%	13.0%
System	1.2%	12.5%
Restaurant Counts:
	2022			2021
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q1	163	2,055	2,218	144	2,097	2,241
New	—	2	2	—	3	3
Acquired from franchisees	4	(4)	—	4	(4)	—
Closed	(2)	(10)	(12)	—	(7)	(7)
Restaurant count at end of Q1	165	2,043	2,208	148	2,089	2,237
Q1 Net Restaurant Increase/(Decrease)	2	(12)	(10)
Q1 2022 vs. Q1 2021 Restaurant % Increase/(Decrease)	11.5%	(2.2)%	(1.3)%

First quarter diluted earnings per share was $1.85. Operating Earnings Per Share (1), a non-GAAP measure, was $1.97 in the first quarter of fiscal 2021 compared with $1.98 in the prior year quarter. Total revenues increased 1.8% to $344.7 million, compared to $338.5 million in the prior year quarter. Net earnings decreased to $39.3 million for the first quarter of fiscal 2022, compared with $50.9 million for the first quarter of fiscal 2021. Adjusted EBITDA(2), a non-GAAP measure, was $91.2 million in the first quarter of fiscal 2022 compared with $102.4 million for the prior year quarter.

Restaurant-Level Margin(3), a non-GAAP measure, was 18.3%, driven by increases in food and packaging costs; wage inflation of 10.9%; and increases in utilities and maintenance and repair costs, partially offset by lower incentive-based compensation and menu price increases. Commodity costs increased in the quarter by approximately 10.5%, primarily due to increases in the price of beef, pork, sauces and oil.

Additionally, restaurants the company has reacquired from franchisees during the last 24 months, referred to as our 'Evolving Markets' further described below, negatively impacted restaurant-level margin by 2.3 percentage points.

The 'Evolving Markets' consist of 30 Company-operated restaurants located in the Oregon, Oklahoma City, and Kansas City areas which we reacquired with the intent to refranchise. Subsequent to the first quarter, we have also reacquired 9 franchise restaurants in the Nashville area. We anticipate these ‘Evolving Markets’ will have a 2 to 2.5 percentage points temporary drag on overall company-owned restaurant level margin until they are refranchised. As a reminder, company-operated locations make up 9.7% of the company's total systemwide sales.

Franchise-Level Margin(3), a non-GAAP measure, increased by $0.3 million, or 0.4% from the first quarter a year ago, driven by higher sales.

SG&A expense for the first quarter was $25.3 million, an increase of $4.8 million compared to the prior year quarter, driven primarily by; mark-to-market changes in the cash surrender value of company owned life insurance ("COLI") policies, net of changes in our deferred compensation obligation supported by these policies, resulting in a year-over-year increase of $5.2 million; partially offset by a decrease in incentive compensation.

(1) Operating Earnings Per Share represents diluted earnings per share on a GAAP basis of $1.85 excluding acquisition, integration, and restructuring costs of $0.11; COLI (losses) gains, net of $0.02; gains on the sale of company-operated restaurants; and the excess tax benefit or tax deficiency from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and incentives. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation

On November 19, 2021, the Board of Directors authorized a $200.0 million stock buy-back program that expires on November 20, 2023. The Company did not repurchase any shares in the first quarter of 2022.

On February 18, 2022, the Board of Directors declared a cash dividend of $0.44 per common share, to be paid on March 22, 2022, to shareholders of record as of the close of business on March 9, 2022.

On February 14, 2022, subsequent to the end of the first quarter, Jack in the Box announced the completion of a $1.1 billion financing facility through the sale of $550 million of Series 2022-1 3.445% Fixed Rate Senior Secured Notes, Class A-2-I and $550 million of Series 2022-1 4.136% Fixed Rate Senior Secured Notes, Class A-2-II (together, the “2022 Notes”). The net proceeds of the sale of the 2022 Notes were used to repay in full the Company’s existing Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A-2-I and to fund a portion of Jack in the Box’s acquisition of Del Taco Restaurants, Inc.

Conference Call

The company will host a conference call for analysts and investors on Wednesday, February 23, 2022, beginning at 7:30 a.m. PT (10:30 a.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (833) 513-0565 and using ID 4376117.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Revenues:
Company restaurant sales	$120,056	$114,278
Franchise rental revenues	103,099	103,749
Franchise royalties and other	60,755	59,648
Franchise contributions for advertising and other services	60,801	60,866
	344,711	338,541
Operating costs and expenses, net:
Food and packaging	37,537	32,377
Payroll and employee benefits	39,725	34,931
Occupancy and other	20,877	17,835
Franchise occupancy expenses	63,983	65,169
Franchise support and other costs	3,911	3,273
Franchise advertising and other services expenses	63,308	62,695
Selling, general and administrative expenses	25,339	20,499
Depreciation and amortization	12,496	14,571
Other operating expenses (income), net	3,843	(452)
Gains on the sale of company-operated restaurants	(48)	(1,283)
	270,971	249,615
Earnings from operations	73,740	88,926
Other pension and post-retirement expenses, net	93	271
Interest expense, net	20,187	20,735
Earnings before income taxes	53,460	67,920
Income taxes	14,190	17,061
Net earnings	$39,270	$50,859

Net earnings per share:
Basic	$1.85	$2.21
Diluted	$1.85	$2.21

Weighted-average shares outstanding:
Basic	21,205	22,968
Diluted	21,247	23,029

Dividends declared per common share	$0.44	$0.40

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	January 23, 2022	October 3, 2021
ASSETS
Current assets:
Cash	$70,207	$55,346
Restricted cash	18,259	18,222
Accounts and other receivables, net	55,220	74,335
Inventories	2,686	2,335
Prepaid expenses	10,073	12,682
Current assets held for sale	1,881	1,692
Other current assets	4,230	4,346
Total current assets	162,556	168,958
Property and equipment:
Property and equipment, at cost	1,127,989	1,133,038
Less accumulated depreciation and amortization	(813,346)	(810,124)
Property and equipment, net	314,643	322,914
Other assets:
Operating lease right-of-use assets	956,068	934,066
Intangible assets, net	403	470
Goodwill	48,047	47,774
Deferred tax assets	48,339	51,517
Other assets, net	228,540	224,438
Total other assets	1,281,397	1,258,265
	$1,758,596	$1,750,137
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$914	$894
Current operating lease liabilities	150,089	150,636
Accounts payable	22,461	29,119
Accrued liabilities	104,450	148,417
Total current liabilities	277,914	329,066
Long-term liabilities:
Long-term debt, net of current maturities	1,274,772	1,273,420
Long-term operating lease liabilities, net of current portion	841,957	809,191
Other long-term liabilities	150,017	156,342
Total long-term liabilities	2,266,746	2,238,953
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,563,579 and 82,536,059 issued, respectively	826	825
Capital in excess of par value	501,570	500,441
Retained earnings	1,794,362	1,764,412
Accumulated other comprehensive loss	(73,516)	(74,254)
Treasury stock, at cost, 61,523,475 shares	(3,009,306)	(3,009,306)
Total stockholders’ deficit	(786,064)	(817,882)
	$1,758,596	$1,750,137

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Cash flows from operating activities:
Net earnings	$39,270	$50,859
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	12,496	14,571
Amortization of franchise tenant improvement allowances and incentives	1,234	861
Deferred finance cost amortization	1,722	1,722
(Excess tax benefit) tax deficiency from share-based compensation arrangements	38	(58)
Deferred income taxes	2,317	2,452
Share-based compensation expense	1,018	1,231
Pension and post-retirement expense	93	271
Losses (gains) on cash surrender value of company-owned life insurance	579	(7,042)
Gains on the sale of company-operated restaurants	(48)	(1,283)
Gains on the disposition of property and equipment, net	(617)	(2,160)
Impairment charges and other	919	546
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	19,910	24,805
Inventories	(351)	(133)
Prepaid expenses and other current assets	2,720	2,595
Operating lease right-of-use assets and lease liabilities	10,218	(14,441)
Accounts payable	(5,218)	(15,078)
Accrued liabilities	(47,849)	8,791
Pension and post-retirement contributions	(2,075)	(2,061)
Franchise tenant improvement allowance and incentive disbursements	(1,166)	(813)
Other	(1,159)	(3,384)
Cash flows provided by operating activities	34,051	62,251
Cash flows from investing activities:
Purchases of property and equipment	(9,401)	(7,076)
Proceeds from the sale of property and equipment	2,245	3,629
Proceeds from the sale and leaseback of assets	1,576	—
Proceeds from the sale of company-operated restaurants	48	133
Other	(1,305)	2,677
Cash flows used in investing activities	(6,837)	(637)
Cash flows from financing activities:
Principal repayments on debt	(223)	(211)
Debt issuance costs	(2,090)	—
Dividends paid on common stock	(9,257)	(9,089)
Proceeds from issuance of common stock	49	114
Payroll tax payments for equity award issuances	(795)	(773)
Cash flows used in financing activities	(12,316)	(9,959)
Net increase in cash and restricted cash	14,898	51,655
Cash and restricted cash at beginning of period	73,568	236,920
Cash and restricted cash at end of period	$88,466	$288,575

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Revenues:
Company restaurant sales	34.8%	33.8%
Franchise rental revenues	29.9%	30.6%
Franchise royalties and other	17.6%	17.6%
Franchise contributions for advertising and other services	17.6%	18.0%
	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	31.3%	28.3%
Payroll and employee benefits (1)	33.1%	30.6%
Occupancy and other (1)	17.4%	15.6%
Franchise occupancy expenses (excluding depreciation and amortization) (2)	62.1%	62.8%
Franchise support and other costs (3)	6.4%	5.5%
Franchise advertising and other services expenses (4)	104.1%	103.0%
Selling, general and administrative expenses	7.4%	6.1%
Depreciation and amortization	3.6%	4.3%
Other operating expenses (income), net	1.1%	(0.1)%
Gains on the sale of company-operated restaurants	—%	(0.4)%
Earnings from operations	21.4%	26.3%
Income tax rate (5)	26.5%	25.1%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from operations and before income taxes.

Jack in the Box systemwide sales (in thousands):

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Company-operated restaurant sales	$120,056	$114,278
Franchised restaurant sales (1)	1,117,676	1,115,826
Systemwide sales (1)	$1,237,732	$1,230,104
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)

	2022			2021
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	163	2,055	2,218	144	2,097	2,241
New	—	2	2	—	3	3
Acquired from franchisees	4	(4)	—	4	(4)	—
Closed	(2)	(10)	(12)	—	(7)	(7)
End of period	165	2,043	2,208	148	2,089	2,237
% of system	7%	93%	100%	7%	93%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding acquisition, integration, and restructuring costs; COLI losses (gains), net; gains on the sale of company-operated restaurants; and the excess tax benefit or tax deficiency from share-based compensation arrangements. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share. Figures may not add due to rounding.

	16 Weeks Ended
	January 23, 2022	January 17, 2021 (2)
Diluted earnings per share – GAAP	$1.85	$2.21
Acquisition, integration, and restructuring costs	0.11	—
Net COLI losses (gains)	0.02	(0.19)
Gains on the sale of company-operated restaurants	—	(0.04)
Excess tax benefits from share-based compensation arrangements	—	—
Operating Earnings Per Share – non-GAAP (1)	$1.97	$1.98
____________________
(1)	Operating Earnings Per Share may not add due to rounding.
(2)

Beginning in the first quarter of 2022, we exclude gains and losses driven by mark-to-market changes in the cash surrender value of COLI policies, net of a deferred compensation obligation supported by these policies. The prior period has been recast to conform to the current year presentation.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Net earnings - GAAP	$39,270	$50,859
Income taxes	14,190	17,061
Interest expense, net	20,187	20,735
Gains on the sale of company-operated restaurants	(48)	(1,283)
Other operating expenses (income), net	3,843	(452)
Depreciation and amortization	12,496	14,571
Amortization of franchise tenant improvement allowances and other	1,234	861
Adjusted EBITDA – non-GAAP	$91,172	$102,352

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses (income), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Earnings from operations - GAAP	$73,740	$88,926
Franchise rental revenues	(103,099)	(103,749)
Franchise royalties and other	(60,755)	(59,648)
Franchise contributions for advertising and other services	(60,801)	(60,866)
Franchise occupancy expenses	63,983	65,169
Franchise support and other costs	3,911	3,273
Franchise advertising and other services expenses	63,308	62,695
Selling, general and administrative expenses	25,339	20,499
Other operating expenses (income), net	3,843	(452)
Gains on the sale of company-operated restaurants	(48)	(1,283)
Depreciation and amortization	12,496	14,571
Restaurant-Level Margin- Non-GAAP	$21,917	$29,135

Company restaurant sales	$120,056	$114,278

Restaurant-Level Margin % - Non-GAAP	18.3%	25.5%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses (income), net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 23, 2022	January 17, 2021
Earnings from operations - GAAP	$73,740	$88,926
Company restaurant sales	(120,056)	(114,278)
Food and packaging	37,537	32,377
Payroll and employee benefits	39,725	34,931
Occupancy and other	20,877	17,835
Selling, general and administrative expenses	25,339	20,499
Other operating expenses (income), net	3,843	(452)
Gains on the sale of company-operated restaurants	(48)	(1,283)
Depreciation and amortization	12,496	14,571
Franchise-Level Margin - Non-GAAP	$93,453	$93,126

Franchise rental revenues	$103,099	$103,749
Franchise royalties and other	60,755	59,648
Franchise contributions for advertising and other services	60,801	60,866
Total franchise revenues	$224,655	$224,263

Franchise-Level Margin % - Non-GAAP	41.6%	41.5%

Contacts

Chris Brandon
Vice President, Investor Relations
chris.brandon@jackinthebox.com
619.902.0269